As filed with the Securities and Exchange Commission on February 17, 1995
                                                    Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        UNITED TECHNOLOGIES CORPORATION
               (Exact name of issuer as specified in its charter)

              Delaware                   06-0570975
  (State or other jurisdiction of     (I.R.S. Employer
   incorporation or organization)    Identification No.)

          United Technologies Building, Hartford, Connecticut   06101
          (Address of principal executive offices, including Zip Code)

                        UNITED TECHNOLOGIES CORPORATION
                            LONG TERM INCENTIVE PLAN
                            (Full title of the Plan)

                           WILLIAM H. TRACHSEL, Esq.
                                   Secretary
                          United Technologies Building
                          Hartford, Connecticut  06101
                                 (203) 728-7000
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
     Title of       Amount to be    Maximum      Maximum       Amount of
    Securities
 to be Registered    Registered    Offering     Aggregate     Registration
                                   Price (1)    Offering          Fee
                                                  Price


Common Stock, par    6,000,000
 value $5.00 per    shares (2)      $65.375   $392,250,000   $135,258.62
      share

     Estimated solely for the purpose of calculating the registration fee,(1) based, in accordance with Rule 457(h), on the average of the high and low prices reported on the New York Stock Exchange, Inc. on February 13, 1995.

     Pursuant to Rule 416 the number of shares registered hereunder includes(2) such additional number of shares of Common Stock and Rights as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock of the Registrant.






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PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference:

     (1) the Annual Report on Form 10-K of United Technologies Corporation (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 1993;

     (2) the Quarterly Reports on Form 10-Q of the Corporation filed with the Commission for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994;

     (3) all other reports filed by the Corporation with the Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act since the end of the period covered by the Annual Report on Form 10-K referred to in (1) above.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities offered pursuant to this Registration Statement has been passed on by Richard M. Kaplan, Esq. Mr. Kaplan, Associate General Counsel of the Corporation, is a shareowner of Common Stock.

ITEM 8.  EXHIBITS

See Exhibit Index


ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (I) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those PAGE paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, and State of Connecticut, on this 17th day of February, 1995.

                           UNITED TECHNOLOGIES CORPORATION


                           By s\Stephen F. Page\s
                              (Stephen F. Page, Executive Vice President and Chief Financial Officer)

                           By s\George E. Minnich\s
                              (George E. Minnich, Vice President
                              Controller; Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on this 17th day of February, 1995.

      Signature                               Title


      ROBERT F. DANIELL*                      Chairman and Director
      (Robert F. Daniell)



      GEORGE DAVID *                          President and Chief
      (George David)                          Executive Officer
                                              and Director


      HOWARD H. BAKER, JR.*
      (Howard H. Baker, Jr.)                  Director



      ANTONIA HANDLER CHAYES*
      (Antonia Handler Chayes)                Director



      ROBERT F. DEE*
      (Robert F. Dee)                         Director



      CHARLES W. DUNCAN, JR.*
      (Charles W. Duncan, Jr.)                Director



      PEHR G. GYLLENHAMMAR*
      (Pehr G. Gyllenhammar)                  Director


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      GERALD D. HINES*
      (Gerald D. Hines)                       Director



      CHARLES R. LEE*                         Director
      (Charles R. Lee)



      ROBERT H. MALOTT*
      (Robert H. Malott)                      Director



      H. A. WAGNER*                           Director
      (H. A. Wagner)



      JACQUELINE G. WEXLER*
      (Jacqueline G. Wexler)                  Director



* By s\William H. Trachsel\s
WILLIAM H. TRACHSEL, AS ATTORNEY-IN-FACT
FOR THE DIRECTORS AND OFFICERS AFTER
WHOSE NAMES APPEARS AN ASTERISK



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           EXHIBIT INDEX

                                                                Page
 5 --Opinion of Counsel as to the legality of the securities to be registered.

24(a)      --Consent of Price Waterhouse, LLP

24(b)      --The consent of counsel is contained in Exhibit 5.

25         --Powers of Attorney.






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